UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847- 405-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2019 (the “Closing Date”), CF Industries Holdings, Inc. (the “Company”), as a guarantor, and its wholly-owned subsidiary CF Industries, Inc. (“CF Industries”), as lead borrower, entered into a $750,000,000 senior secured Fourth Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with the lenders from time to time party thereto, Citibank, N.A. (“Citibank”), as administrative agent (in such capacity, the “Administrative Agent”), and the issuing banks party thereto, which amended and restated the Company’s $750,000,000 senior secured Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015 (as amended as of December 20, 2015, July 29, 2016, October 31, 2016, March 19, 2018 and November 2, 2018), that was scheduled to mature September 18, 2020. CF Industries may designate as borrowers one or more wholly-owned subsidiaries that are organized in the U.S. or any state thereof, the District of Columbia, England and Wales or any other jurisdiction as mutually agreed to by all of the lenders party to the Amended Credit Agreement, the Administrative Agent and CF Industries. The Amended Credit Agreement provides for a revolving credit facility of up to $750,000,000 with a maturity of December 5, 2024. The borrowers will use borrowings under the Amended Credit Agreement for working capital and general corporate purposes.

Borrowings under the Amended Credit Agreement may be denominated in dollars, Canadian dollars, Euro and Sterling, and will bear interest at a per annum rate equal to, at the applicable borrower’s option, the one, two, three or six month (or, if available to, or with the consent of, each lender, such period that is less than one month or greater than six months) eurocurrency rate for such currency plus a margin of 1.125% to 2.00%, or a base rate plus a margin of 0.125% to 1.00%. The borrowers are required to pay an undrawn commitment fee equal to 0.1% to 0.35% of the undrawn portion of the commitments under the Amended Credit Agreement, as well as customary letter of credit fees. The margin added to the applicable eurocurrency rate or to the base rate, as well as the amount of the commitment fee, will depend on the Company’s credit rating at the time.

Currently, the borrowers and the guarantors under the Amended Credit Agreement, which comprise the Company, CF Industries, CF Industries Enterprises, LLC, CF Industries Sales, LLC, CF USA Holdings, LLC and CF Industries Distribution Facilities, LLC guarantee the obligations under the Amended Credit Agreement. After the Closing Date, certain of the Company’s material wholly-owned U.S. subsidiaries will be required to become guarantors of the obligations under the Amended Credit Agreement if such subsidiaries guarantee other debt for borrowed money (subject to specified exceptions) of the Company or any borrower or any guarantor under the loan documents in an aggregate principal amount in excess of $150,000,000. All obligations under the Amended Credit Agreement are currently secured on a first-priority basis (subject to permitted liens and customary limitations and other exceptions) by a perfected pledge of the equity interests held by CF Industries or any guarantor in any direct material wholly-owned subsidiary and perfected security interests in substantially all of the assets of each borrower and each guarantor.

After the Closing Date, at any time that (i) no default or event of default exists under the Amended Credit Agreement and related documentation and (ii)(a) the Company attains an investment-grade rating as set forth in the Amended Credit Agreement; (b) the Company’s 2021 Secured Notes and 2026 Secured Notes, including all fees, expenses and other amounts due and payable thereunder, shall have been paid or defeased or (c) the Company’s 2021 Secured Notes and 2026 Secured Notes cease to be secured by the assets of CF Industries and the guarantors under the Amended Credit Agreement, CF Industries shall have the right, by written notice to Citibank, to require that (a) the security interests in the Amended Credit Agreement collateral then in effect be terminated and released and (b) each guarantor (other than the Company) be released from its guarantee and all of such guarantor’s obligations under the Amended Credit Agreement and related documentation.

The Amended Credit Agreement contains customary representations and warranties and covenants for a transaction of this type, including two financial maintenance covenants: (i) a requirement that the interest coverage ratio, as defined in the Amended Credit Agreement, be maintained as of the last day of the Company’s fiscal quarter at a level of not less than 2.75 to 1.00 and (ii) a requirement that the total net leverage ratio, as defined in the Amended Credit Agreement, be maintained as of the last day of the Company’s fiscal quarter at a level of not greater than 3.75 to 1.00; provided the maximum total net leverage ratio shall increase to 4.25:1.00 for the four fiscal quarter period commencing with the quarter any borrower or subsidiary consummates any material acquisition; provided further, there shall be at least two fiscal quarters with the maximum total net leverage ratio set at 3.75:1:00 before a second step-up may occur.

Upon the occurrence and during the continuance of an event of default under the Amended Credit Agreement and after any applicable cure period, subject to specified exceptions, the administrative agent may, and at the request of the requisite lenders is required to, accelerate the loans under the Amended Credit Agreement or terminate the lenders’ commitments under the Amended Credit Agreement. Specified subsidiaries of the Company are excluded from the representations and warranties, the events of default, and the restrictions contained in certain of the covenants under the Amended Credit Agreement.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Each of the lenders and issuing banks party to the Amended Credit Agreement, Citibank and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company, CF Industries and subsidiaries and affiliates of the Company and CF Industries for which they have received or will receive fees and reimbursement of expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Revolving Credit Agreement, dated as of December 5, 2019, by and among CF Industries Holdings, Inc., CF Industries, Inc., Citibank, N.A., as administrative agent, the issuing banks from time to time party thereto, and the lenders from time to time party thereto.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF INDUSTRIES HOLDINGS, INC

Date: December 5, 2019	By:	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Senior Vice President, General Counsel, and Secretary